Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES NEW LEADERSHIP FOR RISING STAR CASINO RESORT

LAS VEGAS – November 15, 2024 – Full House Resorts, Inc. (Nasdaq: FLL) (the “Company”) today announced that it has named Jeff Michie as vice president and general manager of its Rising Star Casino Resort in Rising Sun, Indiana, subject to customary gaming approvals. Mr. Michie will replace Angi Truebner-Webb who, as previously reported, will become the general manager of the Company’s Silver Slipper Casino Hotel in Hancock County, Mississippi.

Mr. Michie joins Rising Star from Casino del Sol, a large casino resort in Tucson, Arizona. As the chief financial officer of Casino del Sol, Mr. Michie oversaw the property’s finance, surveillance and golf course departments. Mr. Michie has also served in senior management positions at several casinos that directly compete with Rising Star, including as the senior vice president of operations and finance of Hard Rock Casino Cincinnati, and as assistant general manager and CFO for Belterra Casino Resort & Spa. During his extensive career, Mr. Michie has also served as general manager for several properties, including the Belle of Baton Rouge Casino & Hotel in Baton Rouge, Louisiana, and the Horizon Casino & Hotel in Vicksburg, Mississippi. He earned his bachelor’s degree in finance and public administration from San Diego State University. He has also been a long-time resident of nearby Lawrenceburg, Indiana.

In connection with his hiring, the compensation committee of the Company’s board of directors (the “Compensation Committee”) approved a grant of an inducement equity award of 19,921 restricted shares to Mr. Michie. Subject to his continuing service through the vesting dates, one-third of the total number of shares granted will vest on each of November 11, 2025, 2026, and 2027, the anniversary dates of Mr. Michie’s commencement of employment and the grant of restricted shares.

Additionally, in connection with their hirings, the Compensation Committee approved grants of inducement equity awards to two additional employees: Kimberly Bender and Katelynn May were each granted 4,107 restricted shares. For both Ms. Bender and Ms. May, one-third of the total number of shares granted will vest on each of November 12, 2025, 2026, and 2027, subject to their continuing service through the vesting dates, which are the anniversary dates of the grants of restricted shares.

The awards were granted outside of the Company’s 2015 Equity Incentive Plan and were approved by the Compensation Committee in accordance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to the above individuals’ entry into employment with the Company.

Forward-looking Statements

This press release contains statements by Full House Resorts, Inc. that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, dependence on existing management, competition, uncertainties over the development and success of our acquisition and expansion projects, the financial performance of our finished projects and renovations, general macroeconomic conditions, legal risks, and regulatory and business conditions in the gaming industry. Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the SEC, including, but not limited to, our Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. Actual results may differ materially from those indicated in the forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800